UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant            ☑
Filed by a party other than the Registrant    ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material under Rule 14a-12
______________________________

SLEEP NUMBER CORPORATION
(Name of Registrant as Specified In Its Charter)
______________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
______________________________

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This material supplements the definitive proxy statement filed by Sleep Number Corporation (the “Company”) with the Securities and Exchange Commission on April 6, 2018 (the “Proxy Statement”) relating to the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held at 8:30 a.m., Central Time, on Wednesday, May 16, 2018. The meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/SNBR2018.

The Board of Directors (the “Board”) of the Company, upon the recommendation of the Corporate Governance and Nominating Committee, elected Deborah Kilpatrick as a new director, effective May 9, 2018. The size of the Board was increased from 10 to 11 members in connection with Ms. Kilpatrick’s election. Ms. Kilpatrick was elected for a term expiring at the 2019 Annual Meeting of Shareholders and, therefore, will not be up for election at the Annual Meeting. Ms. Kilpatrick will initially serve on the Board’s Audit Committee.

The Board determined that Ms. Kilpatrick meets applicable director independence standards. There is no arrangement or understanding between Ms. Kilpatrick and any other persons pursuant to which she was selected as a director. There are no related party transactions between Ms. Kilpatrick and the Company.
Ms. Kilpatrick will receive the standard compensation for the Company’s non-employee directors, as described under the caption “Director Compensation” in the Proxy Statement.

All information set forth in the Proxy Statement, as supplemented by the information above, remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.

The date of this material is May 9, 2018